EXHIBIT I

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Glatfelter Corporation, and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13G, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: September 17, 2021

DOUBLE BLACK DIAMOND OFFSHORE LTD.
By: Carlson Capital, L.P., its investment manager

By: Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson

Name:	Clint D. Carlson
Title:	President

BLACK DIAMOND ARBITRAGE OFFSHORE LTD.
By: Carlson Capital, L.P., its investment manager

By: Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson

Name:	Clint D. Carlson
Title:	President

DELAWARE DOMICILED SINGLE INVESTOR LIMITED PARTNERSHIP - 101
By: Carlson Capital, L.P., its investment manager

By: Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson

Name:	Clint D. Carlson
Title:	President

15

CARLSON CAPITAL, L.P.
By: Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson

Name:	Clint D. Carlson
Title:	President

ASGARD INVESTMENT CORP.

By:	/s/ Clint D. Carlson

Name:	Clint D. Carlson
Title:	President

ASGARD INVESTMENT CORP. II

By:	/s/ Clint D. Carlson

Name:	Clint D. Carlson
Title:	President

CLINT D. CARLSON

/s/ Clint D. Carlson

16